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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Amendment No. 1 to Form S-3 (File Nos. 333-49953 and 333-49953-01) of our report dated February 27, 1998, on our audits of the financial statements and financial statement schedules appearing in the Joint Annual Report of Starwood Hotels & Resorts (formerly Starwood Lodging Trust) and Starwood Hotels & Resorts Worldwide, Inc. (formerly Starwood Lodging Corporation) on Form 10-K. We also consent to the reference to our firm under the caption "Experts".

                                                         PRICEWATERHOUSECOOPERS
LLP

Newport Beach, California
September 23, 1998